EXHIBIT 3.7

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         MOSS BLUFF HUB PARTNERS, L.P.

     This Certificate of Limited Partnership of Moss Bluff Hub Partners, L.P. (the "Partnership") is being executed and filed by the undersigned General Partner in connection with the formation of a limited partnership under the Delaware Revised Uniform Limited Partnership Act (Delaware Code, Title 6, Chapter 17).

                                  ARTICLE ONE

     The name of the limited partnership to be formed is Moss Bluff Hub Partners, L.P.

                                  ARTICLE TWO

     The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                 ARTICLE THREE

     The name and business address of the general partner of the Partnership is Moss Bluff Hub Partners, Inc., 44084 Riverside Parkway, Suite 340, Lansdowne, Virginia 22075.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of December, 1994.

                                          MOSS BLUFF HUB PARTNERS, INC.
                                          GENERAL PARTNER
                                          By: /s/ J. CHRIS JONES
                                                  J. Chris Jones
                                                  VICE PRESIDENT
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                             CONSENT TO USE OF NAME

     The undersigned, being the sole director of Moss Bluff Hub Partners, Inc. hereby consents to the use of the name "Moss Bluff Hub Partners, L.P." by Moss Bluff Hub Partners, L.P.

     Executed and effective this 20th day of December, 1994.

                                                  /s/ J. CHRIS JONES
                                                      J. Chris Jones
                                                      Vice President